EXHIBIT 99.1

NEWS FROM

For more information contact:	For media inquiries:
Patricia K. Moore	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277
ESCO TO POST UPDATED PRESENTATION ON WEB SITE
     St Louis, MO, December 1, 2005 — ESCO Technologies Inc. (NYSE: ESE) announced today it will post an updated Company presentation on its web site, www.escotechnologies.com.
     The presentation includes the Company’s five-year financial objectives, a summary of the Company’s strategy and an overview of each of its three business segments.
     ESCO, headquartered in St Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.